Exhibit 99.1

eXp Realty International Corporation Reports Record

Revenue and Earnings For Third Quarter

Revenue, Earnings and Agent Count All Up On Prior Year and Second Quarter

BELLINGHAM, WA – November 12, 2015 – eXp Realty International Corporation (OTCQB: EXPI), the Agent-Owned Cloud Brokerage™ today released its third quarter financial results.

Financial Highlights

●	Revenues for the quarter of $7.42 million, up 91% year over year
●	Net income for the quarter of $1.5 million compared to a loss in the prior year
●	Agent count up 79% over Q3 2014 to 770 agents

eXp Realty generated net revenues of $7.42 million for the third quarter ended September 30, 2015, a 91% increase as compared to $3.88 million in the same period in the prior year, and a 33% increase over the $5,584,963 reported this past quarter.

The Company earned net income of $1,509,720 for the period, versus a loss of $30,325 in the third quarter of 2014 and a net loss of $4,998,154 million in the second quarter.

The increase in revenue is a direct result of the increased sales agent base and higher sales volume realized. An additional 102 agents joined the Company during the third quarter, raising the total number of eXp Realty agents to 770 across 31 states and Alberta Canada.

Glenn Sanford, the Company’s Chairman and Chief Executive Officer, commented on the Company’s performance, “eXp’s record results reflect our dedication to providing real estate professionals with the tools and infrastructure necessary to maximize their earnings potential. Not only do they benefit from a wide array of services and support, but our unique agent-owner business model is ideally suited to the driven, entrepreneurial agents we continue to attract.”

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About eXp Realty International Corporation

eXp Realty International Corporation is the holding company for a number of companies most notably eXp Realty LLC, the Agent-Owned Cloud BrokerageTM. eXp Realty LLC is a full-service real estate brokerage, providing round-the-clock access to collaborative tools, training, networking and socialization for real estate brokers and agents through its 3-D, fully-immersive, cloud office environment. The business model was created to increase brokers’ and agents’ listings and sales, while reducing their overhead and capital requirements. eXp Realty can now be found in 31 states and parts of Canada. For more information, visit: www.exprealty.com or investors.exprealty.com.

As a publicly-traded company, eXp Realty International Corporation offers agents and brokers the unique opportunity to earn equity awards for production and contributions to overall company growth, in addition to a separate stock-purchase program. eXp Realty, LLC and eXp Realty of Canada, Inc. also feature an aggressive revenue sharing program that pays agents a percentage of gross commission income earned by fellow real estate professionals whom they attract into the Company.

You can also follow eXp Realty International on Twitter, LinkedIn, Facebook, and YouTube channel.

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the Company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

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